4Q22 Results Presentation March 9, 2023 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

2022 Highlights Net Income HFI Portfolio & NIM Loan Production ($ in millions) ($ in millions) ($ UPB in billions) Charge-offs 10% 33% 41% (60)% Full Year 2022 Performance Metrics (20%) ($ in millions)

4Q22 Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $8.5 million and diluted earnings per share (EPS) of $0.25, compared to $8.4 million and $0.24 per share, respectively, for 4Q21 Core net income(1) of $9.1 million and core diluted EPS(1) of $0.27, compared to $10.1 million and $0.29 per share, respectively, for 4Q21 EPS reduced by $0.10 from lower volume of NPL resolutions as compared to 3Q22 NPL recovery rate of 102.3%, compared to 104.0% for 4Q21 Loan production in 4Q22 totaled $277.8 million in UPB, a decrease of 44.2% from $497.8 million in UPB in 4Q21 Production in 4Q22 strategically reduced due to volatility in the securitization market Total loan portfolio of $3.5 billion in UPB as of December 31, 2022, an increase of 35.8% from December 31, 2021 Elected to apply fair value option (“FVO”) accounting to new originations effective October 1, 2022, to better align our results with economic value VCC 2022-5 VCC securitization in October totaling $188.8 million of securities issued Liquidity(3) of $64.2 million as of December 31, 2022 Total warehouse line capacity was $810 million as of December 31, 2022 Completed the VCC 2023-1 VCC securitization in January totaling $198.7 million of securities issued (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Excludes corporate debt interest expense (3) Liquidity includes unrestricted cash and cash equivalents of $45.2 million, available liquidity in unfinanced loans of $14.0 million and $5.0 million of available securities repurchase financing.

Core Income and Book Value Per Share Core Income(1) Book Value Per Share(2) Core net income totaled $9.1 million in 4Q22, a decrease of 9.6% from 4Q21 Core adjustment include equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) Book value per share as of December 31, 2022, was $11.89(4), compared to $11.61(3) as of September 30, 2022 Equity award & ESPP costs $656 (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Book value per share is the ratio of total equity divided by total shares outstanding. Total equity included non-controlling interest of $3.69 million as of December 31, 2022, and $3.92 million as of September 30, 2022. (3) Based on 31,912,721 common shares outstanding as of September 30, 2022 and excludes unvested shares of common stock authorized for incentive compensation. (4) Based on 31,955,730 common shares outstanding as of December 31, 2022 and excludes unvested shares of common stock authorized for incentive compensation. GAAP Net Income $8,462 (3) (4) Core Net Income $9,118

Economic Value of Equity

Fair Value Election to Capture Embedded Economic Value of Equity Over Time

- Elected to apply fair value option ("FVO") accounting to new originations effective October 1, 2022, to better align our results with economic value
  - HFI FVO UPB totaled $268.6 million (7.6% of total HFI portfolio UPB) as of December 31, 2022, with unrealized valuation gains net of upfront costs totaling $6.3 million recognized in 4Q22
- As the portfolio of FVO loans grows with future loan production, we expect to realize an increasing amount of the embedded economic equity as older "amortized cost" loans are replaced with newer FVO loans

Economic Value of Equity (Non-GAAP)



Platform Value
$150,000 - $175,000
$4.39 - $5.13
Embedded Gain in Securitized Portfolio(1)
212,334
$6.22
Fully Diluted Value of Equity(2)
387,719
$11.36
$750,053 - $775,053
$21.98 - $22.71 EVPS(3)
(4)
Fully Diluted Value of Equity
Embedded gain - securitized portfolio
Platform value

The graph reflects our estimate of economic value of equity (a non-GAAP financial measure) by including the net present value of expected gains embedded in the securitized portfolio and the value of our unique origination platform with the GAAP fully diluted book value of equity.

(1) Embedded gain in securitized portfolio assumes a 10% discount rate of projected securitization earnings and is net of $64,522,000 of deferred loan origination costs and securitization deal costs

(2) Fully Diluted Value of Equity assumes 12/31/2022 GAAP Book Value of Stockholders' Equity of $376.8MM + $10.9MM from pro forma exercise of all warrants.

(3) Economic Value of Equity per Share ("EVPS") calculated using 34,130,840 weighted average shares outstanding assuming dilution impact based on Velocity's average stock price for 2022.

(4) Recent M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial. These transactions have demonstrated platform values of between $150MM - $175MM based on ~10%+ of annual origination run rate.

6

velocity Financial Inc.

Strategic benefit of FVO Fair Value Election Unlocking Shareholder Value By Capturing Embedded Economic Value Better Alignment GAAP and economic value converge over time GAAP to Tax differences reduced as tax uses FV to determine gains Increased transparency in financial statements Impact of election New loan originations and associated securitized debt carried at FV as opposed to amortized cost Loan origination fees, ancillary revenue and securitization deal costs recorded at time of origination/securitization, as opposed to deferred as yield adjustments, resulting in: Higher current period other income and operating expenses Expected net positive pickup to NIM Increased effective yield as deferred yield expenses will shrink as amortized cost portfolio runs off Decreased effective securitization interest expense as costs are not deferred and amortized for new deals Continue to recognize accrued interest income and interest expense over life of loans/securitizations (no change to current methodology) Portfolio Transition(1) ~ 4 years (1) For illustrative purposes only

Loan Production Production in 4Q22 strategically reduced due to volatility in the securitization market Loan production in 4Q22 totaled $277.8 million in UPB, a 39.3% decrease from $457.3 million in UPB in 3Q22 and a 44.2% decrease from $497.8 million in UPB in 4Q21 The WAC(1) on 4Q22 HFI loan production was 9.7%, an increase of 78 bps from 3Q22 and 339 bps from 4Q21 Loan Production Volume ($ of UPB in millions) Strategic Decision to Reduce Production in 4Q22 Units Average loan balance (1) Weighted Average Coupon (WAC)

Loan Portfolio by Property Type The total loan portfolio was $3.5 billion in UPB as of December 31, 2022, a 2.3% increase from $3.4 billion in UPB as of September 30, 2022, and 35.8% from $2.6 billion as of December 31, 2021 The UPB of FVO loans was $268.6 million as of December 31, 2022 The WAC(1) of the portfolio was 7.95% as of December 31, 2022, up from 7.71% as of September 30, 2022, and 7.76% as of December 31, 2021 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Portfolio Growth Continues as Weighted Average Coupon Increases

4Q22 Asset Resolution Activity Resolution Activity Total NPL and REO resolution activities in 4Q22 totaled $25.3 million in UPB and realized net gains of $0.6 million, or 102.3% of UPB resolved, compared to $44.1 million in UPB and net gains of $1.8 million, or 104.0% of UPB resolved in 4Q21 4Q22 NPL resolutions represented 10.0% of nonperforming loan UPB as of September 30, 2022 Loans resolutions in 4Q22 were $15.2 million in UPB below the recent five quarter resolution average of $40.5 million in UPB. Expect resolutions to increase in 2023 to levels consistent with the historical average NPL Loan Resolutions to Net Gains Continued

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 4Q22 was 2.84%, down 75 bps from 3.59% in 3Q22 and 144 bps from 4.27% in 4Q21 Portfolio Yield: Decreased 37 bps from 3Q22 driven primarily by: Lower NPL resolutions reduced delinquent/default interest by 61 bps, which we expect to recover in future periods Portfolio WAC increased 25 bps Increased loan coupons and increased resolution activity is expected to increase portfolio yield Cost of Funds: Increased 42 bps from 3Q22 resulting from higher warehouse and securitizations costs driven by the significant rise in interest rates and market volatility Portfolio NIM Expected to Stabilize Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. . Portfolio Related ($ in millions)

Nonperforming Loans(1) Nonperforming loans as a percentage of total HFI loans was 8.3% as of December 31, 2022, an increase from 7.4% as of September 30, 2022, and a decrease from 10.9% as of December 31, 2021 New nonaccrual loans and fewer NPL resolutions drive Q/Q increase. Expect continued positive recoveries/gains $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 18 in the Appendix of this presentation. Nonperforming Loan Rate Remains Consistent with Expected Levels

The reserve balance was $4.9 million as of December 31, 2022, an 8.2% decrease from $5.3 million as of September 30, 2022, and a 14.8% increase from $4.3 million as of December 31, 2021 The Q/Q decrease resulted from the paydown of the amortized cost portfolio. Loans carried at fair value are not subject to a CECL reserve. Velocity’s CECL reserve rate on eligible (non-”FVO”) HFI portfolio remained flat at 0.15% Charge-offs in 4Q22 totaled $0.0 compared to $155.2 thousand in 3Q22, and $142.7 thousand in 4Q21 CECL Reserve and Charge-Offs Loan Loss Reserve Reserve Rate Remains Flat on Eligible HFI Portfolio Charge-offs (1) Amortized cost (2) Reflects the annualized quarterly charge-offs to average nonperforming loans for the period. $ in thousands (2) Quarterly Periods At Period End (1)

Durable Funding and Liquidity Strategy Six Securitizations Issued in 2022(1); Significant Reserves and Warehouse Capacity Outstanding Debt Balances(2) ($ in Millions) (1) Through December 31, 2022. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization issuances outstanding net of issuance costs and discounts as of period end. (4) As of 12/31/22, five of six warehouse lines have non-mark-to-market features and staggered maturities Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $64.3 million as of December 31, 2022 Available warehouse line capacity of $500.1 million as of December 31, 2022 Recourse debt to equity was 1.4X as of December 31, 2022, compared to 1.5X as of September 30, 2022, resulting from decreased warehouse line utilization Outstanding debt was $3.3 billion as of December 31, 2022, a Q/Q net increase of $75.4 million driven by the addition of the VCC 2022-5 securitization No maturities of long-term debt until 2027 (4)

Macroeconomic and geopolitical risk continues to be elevated Modest rise in foreclosures from elevated unemployment and a slowing economy Tighter credit box as we monitor performance Persistent strong demand for income-generating rental properties and small businesses Rate of real estate price appreciation to moderate further in 2023 Lower transaction volumes Opportunity to gain market share Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Targeting next securitization in mid- 2Q23 One completed in 1Q23(1) Incremental improvement in securitization markets expected Assessing market opportunities to broaden funding diversity Improving Outlook for Capital Markets and Growth Increased loan coupons expected to improve yields Pace of organic portfolio growth to increase from 1Q23 levels Continuing to assess strategic opportunities EARNINGS (1) Through February 28, 2023.

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarter)

Velocity Financial, Inc. Income Statement (Year)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Loan Portfolio Rollforward (UPB in millions) $(98.4) $(2.7) $(99.0) $280.1 (1) Includes $1.05 million in UPB of repurchased loans. (1).

HFI Loan Portfolio Portfolio by Property Type (100% = $3.51 billion UPB)(1) (1) As of December 31, 2022 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income Quarter: Year: